AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2005


                      REGISTRATION STATEMENT NO. 333-115548

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               AMENDMENT NO. 4 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NOVINT TECHNOLOGIES, INC.

                 (Name of Small Business Issuer in Its Charter)

          Delaware                         3577                  85-0461778
  --------------------------     --------------------------    ---------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                4109 Bryan Ave NW
                          Albuquerque, New Mexico 87114

                                 (866) 298-4420

        (Address and telephone number of principal executive offices and principal place of business)

                                  Tom Anderson,
                             Chief Executive Officer

                            Novint Technologies, Inc.
                            9620 San Mateo Blvd., NE

                        Albuquerque, New Mexico 87113 USA

                                 (866) 298-4420

            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Nimish P. Patel, Esq.
                             RICHARDSON & PATEL LLP

                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024

                                 (310) 208-1182

              Approximate date of proposed sale to the public: From
                    time to time after the effective date of
                          this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Title of each class of securities       Amount to be             Proposed maximum               Amount of
         to be registered                Registered         aggregate offering price(1)       registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock                             4,794,455             $1.00           $4,794,455            $607.46
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued upon
exercise of warrants and options         4,230,200             $2.00           $8,460,400          $1,071.93
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates s may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                            DATED FEBRUARY ___, 2005


                                   PROSPECTUS

                                     [LOGO]

                            NOVINT TECHNOLOGIES, INC.

                        9,024,655 shares of Common Stock

This prospectus covers the resale by selling stockholders of up to 9,024,655 shares of our common stock, $0.01 par value. These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

This is our initial registration of common stock. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Electronic Bulletin Board.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eighth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify the registrant's officers directors, employees and agents.

The registrant's Bylaws provide that it will, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors, officers and employees against all claims and actions against any such person by reason of the fact that the person is or was an officer, director or employee of the registrant. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:


                                                              AMOUNT

SEC Filing Fee........................................      $    1,679
Blue Sky Fees and Expenses............................          10,000*
Legal Fees............................................         100,000*
Accounting Fees and Expenses..........................         100,000*
Miscellaneous.........................................          30,000*
                                                            -----------
         Total........................................      $  241,679*

----------------
* ESTIMATES

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In May 2001, we entered into an exchange transaction with Manhattan Scientifics whose terms provided that Manhattan Scientifics would receive 4,067,200 shares of our stock, and we would receive 1,000,000 shares of Manhattan stock. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor was an Accredited Investor as defined in the Securities Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On June 6, 2001, we issued 200,000 shares of common stock to consultant For CEO's Only as compensation for advisory and strategic positioning services. Novint determined that the value of the services provided was approximately $500,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor is an Accredited Investor as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On June 8, 2001, we sold and issued 40,000 shares of common stock to consultants Spencer Stuart Capital US, Spencer Stuart Capital International and Spencer Stuart Management for $2.50 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On July 6, 2001, we issued 75,000 shares of common stock to Doug Harless, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $187,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Harless who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On July 6, 2001, we issued options to purchase 2,225 shares of common stock with an exercise price of $0.01 per share to Jake Jones, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Mr. Jones took his option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of this option.

On July 25, 2001, we issued options to purchase 55,000 shares of common stock with an exercise price of $0.01 per share to Ed Barsis and Peter Mattern, consultants of Novint, as compensation for providing services to Novint. These options were exercised in December 2001. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options and shares. Both Mr. Barsis and Mr. Mattern took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the warrants or the purchase of our shares. All certificates for our shares contain a restrictive legend.

On October 1, 2001, we issued options to purchase 5,000 shares of common stock with an exercise price of $0.01 per share to Francis Bogsany, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these options. Francis Bogsany took his options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. The

On October 24, 2001, we issued 100,000 shares of common stock to John Ranta, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $250,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Ranta took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On October 30, 2001, we issued 3,800 shares of common stock to Frank Gao, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $9,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Gao who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On November 1, 2001, we issued options to purchase 13,236 shares of common stock with an exercise price of $0.01 per share to Richard Aviles, Walt Aviles and Nick Brown, our employees, as compensation for providing services to Novint. These options remain unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. All of the employees took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options. .

On November 1, 2001, we issued 164 shares of common stock to Gage Breckenridge, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $8. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Breckenridge took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On January 15, 2002, we issued options to purchase 1,000 shares of common stock with an exercise price of $0.01 per share to Bill Anderson, our employees, as compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Mr. Anderson took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In June 2002, we issued 4,600,000 options to Tom Anderson, Richard Aviles, Walt Aviles and Nick Brown, all employees of Novint, with vesting terms ranging from under 1 year to 1.5 years with an exercise price of $0.05. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. They all took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon their exercise. All certificates for our shares contain a restrictive legend.

In December 2002, we issued an aggregate of 42,727 shares of its common stock in connection with option exercises at $0.01 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the persons exercising options took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

In October 2002, we signed a one year promissory note for $100,000. In conjunction with this note, we issued to 150,000 shares of common stock to the note holder in lieu of interest. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In November 2002, we issued a total of 40,000 shares of our common stock to Sandia as repayment of its 2001 and 2002 royalty dues in the amount of $20,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Sandia is an Accredited Investors as defined in the Securities Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

During 2003, we issued options to purchase an aggregate of 87,122 shares of our common stock with exercise price of ranging from $0.50 to $0.66 per share to Lem Hunter and Arthurine Breckenridge,our employee and consultant as partial compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Both Mr. Hunter and Mr. Breckenridge took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon exercise. All certificates for our shares contain a restrictive legend.

In January 2003, we issued 3,788 shares of common stock to Tim Butler, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $189. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for issuance of these shares. Mr. Butler who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On May 19, 2003, we issued 3,030 shares of our common stock to Jackson Kelly and Nikki Kelly, two former consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $151. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On August 31, 2003, we issued warrants to purchase 300,000 shares of common stock to Richardson & Patel, a law firm for services rendered in connection with a private placement at an exercise price of $0.50 per share. Of the total number issued, 150,000 warrants are immediately vested with the remaining warrants vesting on the first anniversary of the date of the agreement. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these warrants. The law firm is an Accredited Investors as defined in the Securities Act who took the option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the option.

On September 30, 2003, we issued 22,727 shares of our common stock to Gerald Grafe, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $15,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Grafe who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On September 30, 2003, we issued 37,879 shares of our common stock to Richardson & Patel, LLP, a law firm, as compensation for providing legal services to Novint. Novint determined that the value of the services provided was approximately $25,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On October 1, 2003, we issued an aggregate of 71,972 shares of our common stock to Scott Bach, Ed Barsis, Mike Cadigan and Allan Hisey, directors and consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $47,501. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the service providers took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On October 9, 2003, as consideration for granting a one year repayment extension on the October 2002 $100,000 note, we issued an additional 50,000 shares of our common stock to the note holder. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The note holder who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On November 15, 2003, we issued 100,000 shares of our common stock to Bob Kramer, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $66,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Kramer took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In November 2003, we issued 500,000 warrants in connection with a loan at an exercise price of $0.50 per share. The warrants vested immediately. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The warrant holder was an Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. During 2003, we issued an aggregate of 115,008 shares of its common stock in connection with option exercises at $0.01 per share. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the warrant holders took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

In September 2003, we sold 378,788 shares of our unregistered restricted common stock to an individual accredited investor. The per share sale price was $0.66 per share. This investor received a right to purchase another 378,788 shares of our unregistered restricted common stock at an exercise price of $0.66 per share which was exercised in January 2004. As a result, another 378,788 shares of our unregistered restricted common stock were issued pursuant to the exercise of such right. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On February 19, 2004 we completed an initial closing of a financing transaction in which we sold 2,140,000 shares of our common stock to select institutional and individual accredited investors, in order to raise a total of $2,140,000. On May 5, 2004, we completed the final closing of this financing transaction in which we sold an additional 909,000 shares of our common stock to select institutional and individual accredited investors, in order to raise an additional $909,000. The per share offering price was $1.00 per share. The investors also received warrants to purchase an aggregate of 1,524,500 shares of common stock at an exercise price of $2.00 per share. The placement agent for this private placement received fees in the amount of $304,680. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under such Act for the issuance of these shares.

In March, 2004, we issued a warrant to purchase 200,000 shares of our common stock to consultants as compensation for providing services to Novint with an exercise price of $1.00 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. The warrant holder is an Accredited Investor as defined in the Securities Act who took the warrant for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant.

ITEM 27. EXHIBITS.

Number                Description
---------------- ---------------------------------------------------------------
3.1              Articles of Incorporation
---------------- ---------------------------------------------------------------
3.2              Bylaws
---------------- ---------------------------------------------------------------
3.3              Articles of Merger
---------------- ---------------------------------------------------------------
3.4              Certificate of Merger
---------------- ---------------------------------------------------------------
4.1              Articles of Incorporation (See Exhibit 3.1)
---------------- ---------------------------------------------------------------
5                Opinion re legality from Richardson & Patel LLP
---------------- ---------------------------------------------------------------
10.1             License Agreement with Sandia; Amendments
---------------- ---------------------------------------------------------------
10.2             Lease for 9620 San Mateo
---------------- ---------------------------------------------------------------
10.3             Employment Agreement with Tom Anderson
---------------- ---------------------------------------------------------------
10.4             Employment Agreement with Walter Aviles
---------------- ---------------------------------------------------------------
10.5             2004 Incentive Stock Plan
---------------- ---------------------------------------------------------------
10.6             Shareholders Agreement
---------------- ---------------------------------------------------------------
10.7             Lock Up Agreement
---------------- ---------------------------------------------------------------
10.8             Miscellaneous Technical Services Agreement between Aramco
                 Services Company and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.9             Contract Addendum between Aramco Services Company and Novint
                 Technologies, Inc.
---------------- ---------------------------------------------------------------
10.10            Amendment to Contract between Aramco Services Company and
                 Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.11            Amendment to Contract between Aramco Services Company and
                 Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.12            Statement of Work between Chevron Corporation and Novint
                 Technologies, Inc.
---------------- ---------------------------------------------------------------
10.13            Purchase Order from DaimlerChrylser Corporation
---------------- ---------------------------------------------------------------
10.14            Purchase Order # 94059 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.15            Purchase Order # 96996 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.16            Purchase Order # 97860 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.17            Purchase Order # Q50601685 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.18            Purchase Order # QQ060592 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.19            Purchase Order # Q50608809 from LockheedMartin Corporation
---------------- ---------------------------------------------------------------
10.20            Purchase Order #24232 from Sandia National Laboratories
---------------- ---------------------------------------------------------------
10.21            Purchase Order #27467 from Sandia National Laboratories
---------------- ---------------------------------------------------------------
10.22            Purchase Order #117339 from Sandia National Laboratories
---------------- ---------------------------------------------------------------
10.23            Purchase Order #250810 from Sandia National Laboratories
---------------- ---------------------------------------------------------------
10.24            Undersea Exploration Modeling Agreement between Woods Hole
                 Oceanographic Institute and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------

10.25            Purchase Order for Lunar Design, Inc. with Addendum

---------------- ---------------------------------------------------------------
10.26 Reseller Agreement between SensAble Technologies and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.27 Sublicense Agreement between Manhattan Scientifics and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.28            License and Royalty Agreement between Manhattan Scientifics and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------
10.29 Research Development and License Agreement between Manhattan Scientifics and Novint Technologies, Inc.
---------------- ---------------------------------------------------------------

10.30            Intellectual Property License Agreement with ForceDimension,LLC

---------------- ---------------------------------------------------------------
23.1             Consent of Grant Thornton, filed herewith.
---------------- ---------------------------------------------------------------
23.2             Consent of Richardson & Patel LLP (See Exhibit 5)
---------------- ---------------------------------------------------------------

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico on February 11, 2005.



                                    NOVINT TECHNOLOGIES, INC.


                                    By: /s/ Tom Anderson
                                        ------------------------------
                                        Tom Anderson, Chief Executive Officer
                                        and Acting Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Name                                       Title                                  Date
         ----                                       -----                                  ----
/s/ Tom Anderson                           Chief Executive Officer, Acting Chief       February 11, 2005
-----------------------------------        Financial Officer and Director
Tom Anderson


/s/ Ed Barsis                              Director                                    February 11, 2005
-----------------------------------
Ed Barsis


/s/ Marvin Maslow                          Director                                    February 11, 2005
-----------------------------------
Marvin Maslow